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                           STOCK PURCHASE AGREEMENT

                          DATED AS OF JANUARY 8, 1997

                                     AMONG

                            UNITED AUTO GROUP, INC.

                           LANDERS AUTO SALES, INC.

                     LANDERS UNITED AUTO GROUP NO. 4, INC.

                          LANDERS BUICK PONTIAC, INC.

                                      AND

                                 LANCE LANDERS
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      This STOCK PURCHASE AGREEMENT, dated as of January 8, 1997, is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), Landers Auto Sales, Inc., an Arkansas corporation ("LAS"), Landers United Auto Group No. 4, Inc. an Arkansas Corporation, ("Sub"), Landers Buick Pontiac, Inc., an Arkansas, corporation (the "Company") and Lance Landers, an individual resident of the state of Arkansas ("Landers" or the "Stockholder").

                             W I T N E S S E T H:
                             -------------------

WHEREAS, Sub is a wholly-owned subsidiary of LAS;

      WHEREAS, the Company operates franchise automobile dealerships and related businesses;

      WHEREAS, Sub desires to purchase all right and title to the "Landers" name in connection with the sale of motor vehicles, automotive parts and accessories and 100% of the shares of the Company Common Stock from Landers (the "Shares"), and Landers desires to sell all right and title to the "Landers" name in connection with the sale of motor vehicles, automotive parts and accessories and the Shares to Sub (upon the terms and subject to the conditions set forth in this Agreement);

      NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.
                          PURCHASE AND SALE OF SHARES

SECTION 1.1.      PURCHASE AND SALE OF THE SHARES.

      (a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholder shall sell to Sub, and Sub shall purchase from the Stockholder, all right and title to the "Landers" name in connection with the sale of motor vehicles, automotive parts and accessories and the Shares for an aggregate purchase price (the "Purchase Price") equal to
(i) Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Base Price"), which Base Price is subject to adjustment after Closing as provided in Section 1.2 below and (ii) unregistered shares of common stock of UAG, par value $0.0001 per share, having a market value of $175,000 at Closing based on the average closing price of such shares on the New York Stock Exchange for thirty days of trading immediately prior to Closing (the "UAG Shares"); provided that if Landers still owns the UAG Shares and if the market value for the UAG Shares should be less than $175,000 on the date two years from the Closing, then in such event, UAG will issue to Landers additional shares of its stock to equal an aggregate market value of $175,000. Stockholder shall be entitled to any earnings, but shall also be responsible for payment to Sub for any losses between October 31,

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1996 and the Closing. At the Closing referred to in Section 1.1 (b) hereof:

      (i) the Stockholder shall sell, assign, transfer and deliver to Sub the Shares representing 100% of the outstanding Company Common Stock and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

      (ii) Sub shall accept and purchase the Shares from the Stockholder and in payment therefor shall deliver to the Stockholder the UAG Shares and immediately available funds in an aggregate amount equal to the Base Price by wire transfer to an account designated in writing by the Stockholder or by certified funds.

      (b) Closing. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Horne, Hollingsworth & Parker, 401 W. Capitol Avenue, Suite 501, Little Rock, Arkansas, 72201, or such other location as the parties shall agree upon, at 10:00 a.m. as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived but no later than June 30, 1997. The date on which the Closing is to occur is herein referred to as the "Closing Date".

      (c) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

      (i) The Stockholder shall deliver to Sub (A) certificates representing the Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by
      Section 1.1(a)(i) hereof, and any other documents that are necessary to transfer to Sub good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Stockholder at or prior to the Closing or otherwise required in connection herewith;

      (ii) Sub shall pay and deliver to the Stockholder (A) funds and UAG Shares as required by Section 1.1(a)(ii) hereof, and (B) all certificates and other instruments and documents required to be delivered by LAS at or prior to the Closing or otherwise required in connection herewith;

      (iii) Landers, Sub and Company shall enter into a lease for the real property used in the business of the Company in a form mutually acceptable to the parties (the "Lease") and UAG and LAS shall guarantee collection by Stockholder of the payment of the obligations thereunder. LAS shall cause and

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      be responsible for completion of the building known as the
      "Buick-Pontiac Building." The Lease shall be a triple net lease and be for a twenty (20) year term commencing on the Closing Date. The initial lease rate for the Lease shall be $276,000 per year (the "Base Rate"), payable monthly, and on the third anniversary of the Closing Date shall increase to an amount equal to the Base Rate plus an amount equal to a percentage of the Base Rate, which percentage shall be the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor between the Closing Date and the Third Anniversary with similar increases every two years thereafter during the term of the Lease.

      (iv) Landers shall enter into a noncompetition agreement with Sub and Company agreeing to not compete in the sale of new motor vehicles within the state of Arkansas for a period of five years following the Closing Date; and

      (v) Landers, Sub and Company shall cause the pending litigation styled Landers Auto Sales, Inc. v. Landers Buick Pontiac, Inc., Saline County Chancery Court Case No. E 951241-3 to be dismissed with prejudice.

SECTION 1.2.      NET WORTH ADJUSTMENT.

      (a) If the Closing Date is on or before the fifteenth (15th) of any month, as soon as practicable after the Closing Date, the Stockholder shall deliver to LAS balance sheets of the Company dated as of the last day of the month immediately preceding the Closing Date, and if the Closing Date is after the fifteenth (15th) of any month, as soon as practicable after the Closing Date, the Stockholder shall deliver to Sub balance sheets of the Company dated as of the last day of the month in which the Closing Date occurred (such balance sheets so delivered are referred to herein as the "Closing Date Balance Sheets"). The Closing Date Balance Sheets shall be prepared in good faith on the same basis and in accordance with the accounting principles, methods and practices used in preparing the Company Financial Statements (as defined in Section 2.5 hereof), subject to the modifications, adjustments and exceptions to such accounting principles, methods and practices as shall be agreed upon by Sub and the Stockholder within thirty (30) days (or such other number of days as the parties shall agree upon) of the date hereof and set forth on Schedule 1.2(a) hereto, and shall also include mutually agreed upon procedures to adjust for any earnings and/or distributions of the Company between the date of the Closing Date Balance Sheets and the Closing Date (such accounting principles, methods and practices as so modified and adjusted, and such procedures, are referred to herein as the "Accounting Principles"). In connection with the preparation of the Closing Date Balance Sheets, the Stockholder and the Company shall permit the Reviewer (as defined below) and other representatives of LAS to conduct a physical inventory at the location where inventory

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is held by the Company. From the results of such inventory and prior to the
Closing Date, LAS and the Stockholder (or the respective representatives thereof) will prepare a schedule, which shall be signed by LAS and the Stockholder, setting forth the nature and quality of such inventory and such other items as shall be agreed upon by LAS, Sub and the Stockholder.

      (b) Within forty-five (45) days after delivery of the Closing Date Balance Sheets, (i) Coopers & Lybrand or such other accounting firm (the "Reviewer") selected by LAS shall audit or otherwise review the Closing Date Balance Sheets in such manner as LAS and the Reviewer deem appropriate, and
(ii) LAS shall deliver such reviewed balance sheets (the "Reviewed Balance Sheets"), together with the Reviewer's report thereon, to the Stockholder. The Reviewed Balance Sheets (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in Section 1.2(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in Section 1. 2 (g) (ii) hereof. LAS and the Reviewer shall have the opportunity to consult with the Stockholder, the Company and each of the accountants and other representatives of the Stockholder and the Company and examine the work papers, schedules and other documents prepared by the Stockholder, the Company and each of such accountants and other representatives during the preparation of the Closing Date Balance Sheets. The Stockholder and the Stockholder's independent public accountants shall have the opportunity to consult with the Reviewer and examine the work papers, schedules and other documents prepared by LAS and the Reviewer during the preparation of the Reviewed Balance Sheets.

      (c) The stockholder shall have a period of forty-five (45) days after delivery of the Reviewed Balance Sheets to present in writing to LAS all objections the Stockholder may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheets shall be deemed accepted and approved by the Stockholder and a supplemental closing (the "Supplemental Closing") shall take place within five
(5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by LAS and the Stockholder.

      (d) If the Stockholder shall raise any objection within the 45-day period, LAS and the Stockholder shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

      (e) If such dispute cannot be resolved by LAS and the Stockholder within sixty (60) days after the delivery of the Reviewed Balance Sheets, then the specific matters in dispute shall be submitted to a firm of independent public accountants

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mutually acceptable to LAS and the Stockholder, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to LAS and the Stockholder and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by LAS and the Stockholder. The fees and expenses of the accounting firm referred to in this Section 1.2(e) shall be paid one half by LAS and one-half by the Stockholder.

      (f) LAS and the Stockholder agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by LAS and the Stockholders pursuant to Section 1.2 (e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.


      (g) (i) If the Net Worth as shown on the Reviewed Balance Sheets as finally determined through the operation of Sections 1.2(a) through (e) hereof (such amounts being referred to herein as the "Final Net Worth") shall be less than One Million Nine Hundred Ninety-Six Thousand One Hundred Forty-Six Dollars ($1,996,146) for the Company (the amount of any such deficiencies being referred to herein as the "Net Worth Deficiency"), the Stockholder shall pay to LAS at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by Sub within two (2) Business Days of the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.).

      (ii) "Net Worth" computed in connection with the Closing Date Balance Sheets and the Reviewed Balance Sheets shall mean the amount by which the total assets exceed the total liabilities reflected, in each case, on the balance sheet of Company comprising the Closing Date Balance Sheets or the Reviewed Balance Sheets, as the case may be; provided, however, in computing Net Worth as required by Section 1.2 hereof, no adjustment shall be made to the used car inventory of the Company.

                                  ARTICLE 2.
                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDER

      Subject to the parties, agreement and acknowledgment that certain of the Schedules referenced in this Article 2 are to be delivered by the Company and the Stockholder after the execution and delivery of this Agreement, the Company and the Stockholder hereby jointly and severally represent and warrant to LAS and Sub as follows:

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SECTION 2.1.      ORGANIZATION AND GOOD STANDING.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Company would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect (as defined in Section 10.10 hereof). Schedule 2.1 hereto lists (i) the states and other jurisdictions where the Company is so qualified and (ii) the assumed names under which the Company conducts business. The Company has previously delivered to LAS complete and correct copies of its certificate of incorporation and by-laws (including comparable governing instruments with different names), as amended and presently in effect.

SECTION 2.2.      SUBSIDIARIES.

      The Company does not have any interest or investment in any Person (as defined in Section 10.10 hereof).

SECTION 2.3.      CAPITALIZATION.

      The authorized stock of the Company and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 2.3 hereto. The shares listed on Schedule 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Company and has been validly authorized and issued, are fully paid and nonassessable, has not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, or
(ii) obligates the Company to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on Schedule 2.3 hereto. The Company has not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

SECTION 2.4.      AUTHORITY; APPROVALS AND CONSENTS.

      The Company has the corporate power and authority to enter into this Agreement and the Documents (as defined in Section

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10.10 hereof) to which it is a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance by the Company and the Stockholder of this Agreement and the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

      (i) contravene any provisions of the Certificate of Incorporation or By-Laws (including any comparable governing instrument with a different name) of the Company;

      (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in Section 2.15 hereof) or, except as set forth on Schedule 2.4 hereto, require any consent or waiver of any party to any Company Agreement;

      (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company (other than the rights of Sub to acquire the Shares pursuant to this Agreement);

      (iv) violate or conflict with any Legal Requirements (as defined in Section 2.9. hereof) applicable to the Company or any of its business or properties; or

      (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act (as defined in Section 5.3 hereof).

      Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by the Company to enable the Company to continue to conduct its business and operations and use its properties after

                                     -7-
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the Closing in a manner which is in all material respects consistent with that in which it is presently conducted.

SECTION 2.5.      FINANCIAL STATEMENTS.

      Except as otherwise indicated below, attached as Schedule 2.5 are true and complete copies of:

      (i) the  balance  sheet of the  Company as of  December  31,  1995,  and
      the      related      consolidated       statements      of      income,
      stockholders, equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto;

      (ii) the unaudited balance sheet of the Company as of October 31, 1996 (the "Company Balance Sheet") and the unaudited statements of income, stockholders, equity and cash flow for the month periods ended on such date, together with the notes thereto; and

      (iii) the most recent monthly and year-to-date financial statements provided to each franchiser of the Company (each, a "Company Factory Statement" and, collectively, the "Company Factory Statements");

(all the foregoing financial statements (except for the financial statements referred to in clause (iii) above), including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Company, fairly present the financial position, results of operations, stockholders' equity and changes in financial position of the Company as of the dates and for the periods indicated in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of the Company are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the business of the Company consistent with prior practices of the Company.

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SECTION 2.6.      ABSENCE OF UNDISCLOSED LIABILITIES.

      The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.17 and 2. 18 hereof or liabilities for Taxes (as defined in Section 2.8 hereof), except for
(i) liabilities reflected or reserved against on the most recent Company Financial Statement, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedule 2.6 hereto. The Company is not parties to any Company Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement, which has, or can reasonably be expected to have, a Material Adverse Effect.

SECTION 2.7.      ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

      (a) Since December 31, 1995, the Company has operated in the ordinary course of business consistent with past practice, except as set forth on
Schedule 2.7(a) hereto, and there has not been:

      (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company, and no factor, event, condition, circumstance or prospective development exists which threatens or may threaten to have a Material Adverse Effect;

      (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Company, whether or not covered by insurance;

      (iii) any material change in any method of accounting or accounting practice of the Company; or

      (iv) any material loss of the employment, services or benefits of any key employee of the Company.

      (b) Since December 31, 1995, except as set forth in Schedule 2.7(b) hereto, the Company has not:

      (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

      (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities

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

      being contested in good faith and for which adequate reserves have been provided;

      (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics, liens and liens for taxes not yet due and payable;

      (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

      (v)  defaulted on any material obligation;

      (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

      (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements;

      (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

      (ix) made any individual capital expenditure in excess of $75,000, or aggregate capital expenditures in excess of $200,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

      (x) discontinued any franchise or the sale of any products or product line or program;

      (xi) incurred any obligation or liability for the payment of severance benefits; or

      (xii) entered into any agreement or made any commitment to do any of the foregoing.

SECTION 2.8.      TAXES.

      The Company has filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and has paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Company or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency

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thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all tax returns for the Company have been furnished to LAS or its representatives and such copies are accurate and complete as of the date hereof. The Company has also furnished to LAS correct and complete copies of all notices and correspondence sent or received by the Company to or from any federal, state or local tax authorities. The Company has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Company make adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by the Company. Except to the extent reserves therefor are reflected on the Company Balance Sheet, the Company is not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the Closing Date. Except as set forth on Schedule 2.8 hereto, the Company has not been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any subsequent year. With respect to the audits referred to on Schedule 2.8 hereto, no such audit has resulted in an adjustment in excess of $50,000. Neither the Company nor any Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Company. The Stockholder will cooperate, and will cause their Affiliates to cooperate, with the Company in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company may be liable or with respect to which the Company may be entitled to a refund.

SECTION 2.9.      LEGAL MATTERS.

      (a) Except as set forth on Schedule 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the knowledge of the Company or the Stockholder, threatened against or affecting, the Company, any ERISA Plan (as defined in Section 2.17(a) hereof) or any of its respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Stockholder or the Company for any such Claims, and (ii) the Company is not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. Schedule 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

      (b) The business of the Company is being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Company or any of its business or properties, except where the failure to be in such compliance

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could not reasonably be expected to have a Material Adverse Effect. The
Company holds, and is in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements except where the failure to hold or be in compliance with such Permits could not reasonably be expected to have a Material Adverse Effect. A list of all such permits is set forth on Schedule 2.9(b) hereof.

      (c) The Company owns or holds all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

SECTION 2.10.     PROPERTY.

      (a) The properties and assets owned by or leased to the Company are adequate for the conduct of the business of the Company as presently conducted. Set forth on Schedule 2.10, hereto is a list of all interests in real property owned by or leased to the Company (including all real property owned or leased by the Stockholder (directly or indirectly) and used in the business of the Company) and of all options or other contracts to acquire any such interest (collectively, the "Real Property"). All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Company are in good operating condition and in good repair and are fit for the particular purposes for which they are used by the Company, subject only to ordinary wear and tear. Such tangible properties and all Improvements owned or leased by the Company conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others. There are no latent defects with respect to the Improvements. The Real Property is currently zoned to permit the conduct of the business of the Company as presently conducted. Certificates of Occupancy have been issued with respect to the Improvements without special conditions or restrictions. All utilities servicing the Real Property and the Improvements are provided by publicly-dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land. No notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Company or the Stockholder with respect to the Real Property.

SECTION 2.11.     ENVIRONMENTAL MATTERS.

      (a) Except as set forth on Schedule 2.11(a) hereto, (i) the Company, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Company are in full compliance with all Environmental Laws (as defined below), (ii) the Company has obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and
(iv) the Company is in full compliance with all terms and conditions of such Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to,
(i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/or operation of the Company's business or the Real Property or Improvements.

      As used in this Section 2.11, "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 et seq.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos,
(C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (E) flammable explosives, (F) radioactive materials, and
(iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

      (b) The Company and the Stockholder have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. The Company has no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

      (c) Except as set forth on Schedule 2.11(c) hereto, (i) neither the Company, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Company, nor, to the knowledge of the Company or the Stockholder, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Company's business in full compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency requiring spill protection, overfill protection and corrosion protection by December 22, 1998), (ii) none of the Real Property or portion thereof, the Improvements or any property formerly owned, occupied or leased by the Company has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company, or, to the knowledge of the Company or the Stockholder, any site or location where the Company sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform preremedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

      (d) Except as set forth on Schedule 2.11(d) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company in connection with any actual or alleged liability under any Environmental Law.

      (e) Except as set forth on Schedule 2.11(e) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Company, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Company, any offsite contamination affecting the business of the Company or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Company has not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Company has not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to knowledge of the Stockholder and the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company, received such notice, claim, demand, suit or request for information.

      (f) The Stockholder and the Company has provided to LAS all environmental studies and reports obtained by it or known to it pertaining to the Real Property, the Improvements, the Company and any property formerly owned, occupied or leased by the Company, and has permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, and any property formerly owned, occupied or leased by the Company, by LAS or LAS's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

SECTION 2.12.     INVENTORIES.

      The values at which inventories are carried on the Company Balance Sheet and Company Factory Statements of the Company reflect the normal inventory valuation policies of the Company. Except for the used car inventory, all inventory reflected on the Company Balance Sheet and Company Factory Statements or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, offgrade or slow-moving items that is reflected in the Company Balance Sheet, except for spare parts inventory which inventory is good and usable.

SECTION 2.13.     ACCOUNTS RECEIVABLE.

      All accounts receivable reflected on the Company Balance Sheet are, and all accounts receivable that will be or will have been reflected on the Closing Date Balance Sheet will be, good, and have been or will have been collected or are collectible, without resort to litigation, within 90 days of the Closing Date, and are subject to no defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business.

SECTION 2.14.     INSURANCE.

      All material properties and assets of the Company which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Company is engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule 2.14. hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Company has made or will make available to LAS true and complete copies of all such policies. All such policies are in full force and effect sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement and the Lease. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company.

SECTION 2.15.     CONTRACTS; ETC.

      As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on Schedule 2.10 hereto) to which either of the Company is a party or by which the Company or any of its assets or properties (including the Real Property and the Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on
Schedule 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the business, operations, assets, condition (financial or otherwise) or prospects of the Company. True and complete copies of all written Company Agreements referred to on Schedule 2.15, and Schedule 2.10 hereto, exclusive of individual vehicle titles and/or manufacturer's certificates of origin and floor plan liens applicable to individual vehicles, have been delivered or made available to LAS, and the Company has provided LAS with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on Schedule 2.15, the Company is not, nor, to the knowledge of the Company and the Stockholder is, any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Company in any such case where such breach, default or other event would have, or could reasonably be expected to have, a Material Adverse Effect. There are no material unresolved disputes involving the Company under any Company Agreement.

SECTION 2.16.     LABOR RELATIONS.

      (a) The Company has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

      (b) Except as described in Section 2.18(a) and as set forth on Schedule 2.16(b) hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law),
(iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Stockholder or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to LAS complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

      (c) Except as set forth in Schedule 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholder, or the Company, knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company, (iv) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment-practices, (v) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Company, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

      (d) The Company has never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. ss.ss. 2101-2109, and the regulations promulgated therein.

SECTION 2.17.     EMPLOYEE BENEFIT PLANS.

      (a) Set forth on Schedule 2.17(a) hereto is a true and complete list of:

      (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company is required to make contributions ("Pension Benefit Plan"); and

      (ii) each employee welfare benefit plan, as defined in Section 3(i) of ERISA, maintained by the Company or to which the Company is required to make contributions ("Welfare Benefit Plan").

      True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to LAS together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

      (b) With respect to the ERISA Plans, except as set forth on Schedule 2.17(b):

      (i) there is no ERISA Plan which is a "multi-employer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

      (ii) no event has occurred or (to the knowledge of the Company or the Stockholder) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

      (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

      (iv) no ERISA Plan is liable for any  federal,  state,  local or foreign
      Taxes.

      (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

      (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

      (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

      (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of the Company or the Stockholder) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

      (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of Section 2.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the Code:

      (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

      (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

      (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Company or the Stockholder) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

      (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

      (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

      (e) With respect to each Pension Benefit Plan, Schedule 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

      (f) The approximate aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans for the current fiscal year is set forth on Schedule 2.17(f) (the "Aggregate ERISA Contributions"), and the Aggregate ERISA Contributions are not expected to exceed the total amount set forth on Schedule 2.17(f). To the extent required in accordance with GAAP, the Company Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Company Balance Sheet.

      (g) With respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1995; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

      (h)   With respect to the Welfare Benefit Plans:

      (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

      (ii)  No claims for benefits are in dispute or litigation.

SECTION 2.18.     OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

      (a) Set forth on Schedule 2.18(a) hereto is a true and complete list of:

      (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to;

      (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

      (iii) each employee of the Company whose aggregate compensation for the fiscal year ended December 31, 1995 exceeded, and whose aggregate compensation for the fiscal year ended December 31, 1996 is likely to exceed, $50,000. True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18(a) ("Compensation Commitments") have been provided to LAS together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to LAS with respect to any Compensation Commitment which is unwritten.

      (b)   Each Compensation Commitment:

      (i) since its inception, has been operated in all material respects in accordance with its terms;

      (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Company or the Stockholder) no such action is contemplated or under consideration;

      (iii)  has no liability for any federal, state, local or foreign Taxes;

      (iv)  has no claims subject to dispute or litigation;

      (v)  has met all applicable requirements, if any, of the Code; and

      (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

SECTION 2.19.     TRANSACTIONS WITH INSIDERS.

      Set forth on Schedule 2.19 hereto is a complete and accurate description of all material transactions between the Company or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1995. For purposes of this Agreement:

      (i) the term "Insider" shall mean the Stockholder, any director or officer of the Company, and any Affiliate, Associate or Relative of any of the foregoing persons;

      (ii) the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

      (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

SECTION 2.20.     PROPRIETY OF PAST PAYMENTS.

      No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company has been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company has been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Company of, or alleged to be of, the type described in this
Section 2.20.

SECTION 2.21.     INTEREST IN COMPETITORS.

      Except as set forth on Schedule 2.21, neither the Company nor the Stockholder, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 2%. of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than the Company that is engaged in the retail sale of automobiles.

SECTION 2.22.     BROKERS.

      Neither the Company, nor any director, officer or employee thereof, nor the Stockholder or any representative of the Stockholder, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Lease.

SECTION 2.23.     ACCOUNTS.

      Schedule 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Company and the name of each person with any power or authority to act with respect thereto.

SECTION 2.24.     DISCLOSURE.

      Neither the Company nor the Stockholder has made any material misrepresentation to LAS or Sub relating to the Company or the Shares and neither the Company nor the Stockholder have omitted to state to LAS any material fact relating to the Company or the Shares which is necessary in order to make the information given by or on behalf of the Company or the Stockholder to LAS not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the schedules to this Agreement.

SECTION 2.25.     NET WORTH.

      The Net Worth of the Company, as determined in accordance with the Accounting Principles, will be equal to or greater than One Million Nine Hundred Ninety-Six Thousand One Hundred Forty Six Dollars ($1,996,146) as set forth in Section 1.2 hereof.

                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDER

      Subject to the parties, agreement and acknowledgment that certain of the Schedules referenced in this Article 3 are to be delivered by the Stockholder after the execution and delivery of this Agreement, the Stockholder hereby further represents and warrants to LAS and Sub as follows:

SECTION 3.1.      OWNERSHIP OF SHARES; TITLE.

      The Stockholder is the owner of record and beneficially of the Shares set forth on Schedule 3.1 hereof and has, and shall transfer to Sub at the Closing, good and marketable title to the Shares, free and clear of any and all Security Interests, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws.

SECTION 3.2.      AUTHORITY.

      The Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Documents to which he is a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares to Sub as contemplated by this Agreement). This Agreement has been duly executed and delivered by the Stockholder and constitutes, and the Documents to which the Stockholder is a party when executed and delivered by the Stockholder will constitute, a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Except as set forth on
Schedule 3.2, the execution, delivery and performance of this Agreement and the Documents by the Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

      (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of any material contract, agreement, commitment, understanding, arrangement or restriction to which the Stockholder is a party or to which the Stockholder or any of the Stockholder's property is subject;

      (ii) violate or conflict with any Legal Requirements applicable to the Stockholder or any of the Stockholder's businesses or properties; or

      (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

SECTION 3.3.      REAL PROPERTY AND IMPROVEMENTS.

      Landers owns the real property and improvements used in the business of Company ("Company Real Property and Improvements") in fee simple, free and clear of all liens, claims and encumbrances, except those disclosed in
Schedule 3.3 hereto, none of which currently or, to his knowledge, in the future will affect the use of the Company Real Property and Improvements for the conduct of the business of Company as presently conducted. No assessments have been made against any portion of the Company Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become liens. To the Stockholder's knowledge, there are no disputes concerning the location of the lines and corners of the Company Real Property and Improvements. No one has been granted any right to purchase or lease the Company Real Property and Improvements other than the existing lease in favor of Company, which is to be terminated at Closing.

                                  ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES
                                OF LAS AND SUB

      LAS and Sub hereby jointly and severally represent and warrant to the Company and the Stockholder as follows:

SECTION 4.1.      INCORPORATION OF LAS AND SUB.

      Each of LAS and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Arkansas.

SECTION 4.2.      POWER; AUTHORIZATION; CONSENTS.

      Each of LAS and Sub has the corporate power and authority to enter into this Agreement and the Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby have been, or at the Closing will have been, duly authorized and approved by the Board of Directors of each of LAS and Sub and no other corporate proceedings on the part of LAS or Sub are necessary, or will be necessary, to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of LAS and Sub, and constitutes, and the Documents to which it is a party when executed and delivered by LAS or Sub, as the case may be, will constitute, a valid and binding obligation of LAS or Sub, as they case may be, enforceable against LAS or Sub, as the case may be, in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Documents to which it is a part by LAS and Sub and the consummation of the transactions contemplated hereby and thereby do not and will not:

      (i) contravene any provisions of the Certificate of Incorporation or By-Laws of LAS or Sub;

      (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of any material contract, agreement, commitment, understanding, arrangement or restriction to which LAS or Sub is a party to or which LAS or Sub or any of LAS' or Sub's property is subject;

      (iii) violate or conflict with any Legal Requirements applicable to LAS or Sub or any subsidiary of LAS or Sub or any of their respective businesses or properties; or

      (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

SECTION 4.3.      BROKERS.

      Neither LAS, Sub, nor any director, officer or employee of LAS or Sub, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

                                  ARTICLE 5.
                      COVENANTS AND ADDITIONAL AGREEMENTS

SECTION 5.1.      ACCESS; CONFIDENTIALITY.

      Between the date hereof and the Closing Date, the Stockholder and the Company will (i) provide to the officers and other authorized representatives of LAS and Sub full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Company and will cause their officers to furnish to LAS and Sub and their authorized representatives any and all financial technical and operating data and other information pertaining to the businesses and properties of the Company, and (ii) make available for inspection and copying by LAS and Sub true and complete copies of any documents relating to the foregoing. LAS and Sub will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of LAS and Sub. If this Agreement is terminated, LAS and Sub will promptly return to the Company, upon the reasonable request of the Company, all Confidential Information furnished by the Company and held by LAS and Sub, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning the Company obtained by LAS or Sub from the Company in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company or (z) which is or becomes known to the public, other than through a breach by LAS of this Agreement.

SECTION 5.2.      FURNISHING INFORMATION; ANNOUNCEMENTS.

      The Stockholder and the Company, on the one hand, and LAS and Sub, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholder and the Company or LAS and Sub, respectively, required for inclusion in any statement or application made by LAS or the Company to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholder nor the Company, on the one hand, nor LAS nor Sub, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law.

SECTION 5.3.      ANTITRUST IMPROVEMENTS ACT COMPLIANCE.

      LAS and Sub and the Stockholder and the Company, as applicable, shall, if required, each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that if LAS or the

Stockholder shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or his best interests, LAS or the Stockholder, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in Section 8.2 hereof.

SECTION 5.4.      CERTAIN CHANGES AND CONDUCT OF BUSINESS.

      (a) From and after the date of this Agreement and until the Closing Date, the Company shall, and the Stockholder shall cause the Company to, conduct its business solely in the ordinary course consistent with past practices and, without the prior written consent of LAS, neither the Stockholder nor the Company will, except as required or permitted pursuant to the terms hereof, permit the Company to:

      (i) make any material change in the conduct of its business and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

      (ii) make any change in its Certificate of Incorporation or By-laws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

      (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Company, or (C) issue any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any security convertible into or exchangeable for such debt securities;

      (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in Schedule 2.16, hereto and dispositions of inventory or of wornout or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

      (v) subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

      (vi) declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock if, after such dividend or distribution, the Net Worth of Company would be less than $1,996,146 or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

      (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

      (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

      (ix) make or commit to make any individual material capital expenditure in excess of $25,000, or aggregate capital expenditures in excess of $100,000;

      (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

      (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person, other than in the ordinary course of business consistent with past practice;

      (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Company (or on behalf of the Company) on the date hereof;

      (xiii) make any loan, advance or capital contribution to or investment in any person;

      (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

      (xv) settle, release or forgive any material claim or litigation or waive any material right;

      (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

      (xvii) take any other action that would cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct; or

      (xviii)  commit itself to do any of the foregoing.

      (b) From and after the date hereof and until the Closing Date, the Stockholder and the Company will cause the Company to use its reasonable best efforts to:

      (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

      (ii) comply with all applicable Environmental Laws, and, in the event the Company shall receive notice that there exists a violation of any Environmental Law with respect to its operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws;

      (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against the Company unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

      (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

      (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

      (vi) continue to conduct their business in the ordinary course consistent with past practices.

SECTION 5.5.      NO INTERCOMPANY PAYABLES OR RECEIVABLES.

      Except as disclosed on Schedule 5.4, at the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholder and its Affiliates (other than the Company) on the one hand, and the Company, on the other hand, other than those incurred in the ordinary course of business and generally disclosed in the Notes to the Company Financial Statements.

SECTION 5.6.      NEGOTIATIONS.

      Until the earlier of 210 days from the date hereof and the termination of this Agreement pursuant to clause (ii) of Section 8.1 hereof, neither the Stockholder, nor the Company, nor their officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholder, the Company or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than LAS or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Company. The Stockholder shall promptly communicate to LAS any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which the Stockholder may receive or of which the Stockholder may become aware.

SECTION 5.7.      CONSENTS; COOPERATION.

      Subject to the terms and conditions hereof, the Stockholder and the Company and LAS will use their respective best efforts at their own expense:

      (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for (A) the consummation of the transactions contemplated by this Agreement, (B) the ownership or leasing and operating after the Closing by the Company of all their material properties and (C) the conduct after the Closing by the Company of its business as conducted by them on the date hereof;

      (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

      (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

SECTION 5.8.      ADDITIONAL AGREEMENTS.

      Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company shall take all such necessary action. Following the Closing, LAS will use its best efforts to have Landers removed from any personal guaranties relating to obligations of the Company.

SECTION 5.9.      INTERIM FINANCIAL STATEMENTS.

      Within thirty (30) days after the end of each calendar month after the date of this Agreement, the Company will deliver to LAS unaudited consolidated balance sheets of the Company as at the end of such calendar month and at the end of the corresponding calendar month of the preceding fiscal year, together with the related unaudited consolidated statements of income for the fiscal months then ended. All such financial statements shall fairly present the financial position, results of operations and cash flow of the Company as at the date or for the periods indicated. All unaudited financial statements delivered pursuant to this Section 5.9 shall be prepared on a basis consistent with the Company Financial Statements.

SECTION 5.10.     NOTIFICATION OF CERTAIN MATTERS.

      Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation and warranty of such party contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 6 or
Article 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholder and the Company, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement. Each party hereto will (x) promptly advise the other party hereto of any event that has, or could in the future have, a Material Adverse Effect or material adverse effect on LAS and the its subsidiaries, taken as a whole, as applicable, (y) confer on a regular and frequent basis with one or more designated representatives of the other party to report operational matters and to report the general status of ongoing operations, and (z) notify the other party of any emergency or other change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Company or LAS, as applicable, and will keep the other party fully informed of such events and permit LAS's representatives access to all materials prepared in connection therewith. The Stockholder shall give prompt notice to LAS of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by the Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to the Shares) or the occurrence of any other event of which the Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

                                  ARTICLE 6.
                         CONDITIONS TO THE OBLIGATIONS
                         OF LAS TO EFFECT THE CLOSING

      The obligations of LAS and Sub required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by LAS or Sub as provided herein except as otherwise required by applicable law:

SECTION 6.1.      REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS.

      Each of the representations and warranties of the Company and the Stockholder contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct as of the Closing. Each of the obligations of the Company and the Stockholder required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all respects as of the Closing. At the Closing, LAS shall have received a certificate, dated the Closing Date and duly executed by Landers to the effect that the conditions set forth in the two preceding sentences have been satisfied.

SECTION 6.2.      AUTHORIZATION: CONSENTS.

      (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the

Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Company. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

      (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

SECTION 6.3.      OPINIONS OF THE COMPANY, AND THE STOCKHOLDER'S COUNSEL.

      LAS and Sub shall have been furnished with the opinion of counsel for the Company and the Stockholder, dated the Closing Date, in form and substance satisfactory to LAS, Sub and their counsel.

SECTION 6.4.      ABSENCE OF LITIGATION.

      No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of LAS or Sub effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which LAS or Sub, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

SECTION 6.5.      NO MATERIAL ADVERSE EFFECT.

      During the period from October 31, 1996 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company.

SECTION 6.6.      COMPLETION OF DUE DILIGENCE.

      LAS and Sub shall have completed their due diligence examination of the Company, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Company, shall be satisfactory to LAS and Sub; LAS will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, LAS determines that a Phase II environmental audit is required, then the expenses of performing the Phase II environmental audit shall be shared equally by the Company and LAS.

SECTION 6.7.      COMPANY LEASE.

      Landers and Company shall have entered into the Lease.

SECTION 6.8.      BOARD APPROVAL.

      The Board of Directors of LAS and Sub shall have approved the consummation of all of the transactions contemplated by this Agreement.

SECTION 6.9.      CERTIFICATES.

      The Stockholder and the Company shall have furnished LAS and Sub with a certificate, dated as of the Closing Date, executed by the Stockholder certifying to the fulfillment of the conditions set forth in Section 6.5, 6.6 and 6.14 hereof and shall have furnished LAS and Sub with such any other certificates of its officers and others as LAS and Sub may reasonably request to evidence compliance with the conditions set forth in this Article 6.

SECTION 6.10.     LEGAL MATTERS.

      All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholder and the Company under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholder and the Company in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for LAS and Sub.

SECTION 6.11.     APPROVAL OF MANUFACTURER AND DISTRIBUTOR.

      The Stockholder and the Company shall have obtained the consent, authorization and approval of General Motors Corporation and Isuzu on terms no less favorable to those granted to the Company immediately prior to Closing.

SECTION 6.12.     ENVIRONMENTAL LAWS.

      The Companies shall be in compliance with all applicable Environmental
Laws.

SECTION 6.13.     NONDISTURBANCE AGREEMENTS.

      Landers shall have obtained a nondisturbance and subordination agreement in form and substance satisfactory to Company and LAS with respect to the property that is the subject of the Lease.

SECTION 6.14.     TITLE INSURANCE.

      LAS shall have obtained title insurance on behalf of the Company with respect to the Company leasehold estates in form and substance satisfactory to LAS.

SECTION 6.15.     MEMORANDUM OF LEASE.

      The appropriate parties shall have executed a Memorandum of Lease in form and substance satisfactory to LAS.

SECTION 6.16.     SCHEDULES.

      The Company and the Stockholder shall have delivered to LAS and Sub all Schedules referred to in Articles 2 and 3 and such Schedules shall be acceptable in form and substance to LAS and Sub.

                                  ARTICLE 7.
                       CONDITIONS TO THE OBLIGATIONS OF
            THE STOCKHOLDER AND THE COMPANY TO EFFECT THE CLOSING

      The obligations of the Stockholder and the Company required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Company and the Stockholder as provided herein except as otherwise required by applicable law:

SECTION 7.1.      REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

      Each of the representations and warranties of LAS and Sub contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of LAS and Sub required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholder shall have received a certificate, dated the Closing Date and duly executed by the chief financial officer of LAS and of Sub to the effect that the conditions set forth in the preceding two sentences have been satisfied.

SECTION 7.2.      AUTHORIZATION OF THE AGREEMENT, CONSENTS.

      (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by LAS and Sub. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

      (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

SECTION 7.3.      ABSENCE OF LITIGATION.

      No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

SECTION 7.4.      LEASE.

      Company and Sub shall have entered into the Lease.

SECTION 7.5.      CERTIFICATES.

      LAS and Sub shall have furnished the Stockholder with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Stockholder.

SECTION 7.6.      LEGAL MATTERS.

      All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of LAS or Sub under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of LAS or Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholder.

                                  ARTICLE 8.
                                  TERMINATION

SECTION 8.1.      TERMINATION.

      This Agreement may be terminated at any time prior to Closing:

      (i)  by mutual consent of LAS and the Stockholder;

      (ii) by either LAS or the Stockholder if the Closing shall not have taken place on or prior to June 30, 1997, or such later date as shall have been approved by LAS, Sub and the Stockholder (provided that the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

      (iii) by LAS or the Stockholder if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

      (iv) by LAS or Sub if any of the conditions specified in Article 6 hereof have not been met or waived by LAS and Sub at such time as such condition is no longer capable of satisfaction (provided LAS and Sub are not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

      (v) by the Stockholder if any of the conditions specified in Article 7 hereof have not been met or waived by the Stockholder at such time as such condition is no longer capable of satisfaction (provided that neither the Stockholder nor the Company is otherwise in material breach of his or its representations, warranties covenants or agreements under this Agreement); or

      (vi) by either LAS or the Stockholder if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

      If LAS or the Stockholder shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

SECTION 8.2.      EFFECT OF TERMINATION.

      Except (i) for any breach of this Agreement prior to its termination,
(ii) for the obligations contained in Sections 5. 1 and 10.2 hereof and (iii) as set forth in Section 9.1 hereof, upon the termination of this Agreement pursuant to Section 8.1, hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.
                                  ARTICLE 9.
                                INDEMNIFICATION

SECTION 9.1.      INDEMNIFICATION BY THE STOCKHOLDER.

      Notwithstanding the Closing or the delivery of the Shares, each Stockholder, jointly and severally, indemnities and agrees to fully defend, save and hold harmless on an after-tax basis LAS, Sub, the Company (after Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "LAS Indemnified Party"), if a LAS Indemnified Party (including the Company after the Closing Date) shall at any time or from time to time suffer any Costs (as defined in Section 9.6 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of,
(i) any and all Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of the Company or the conduct of the business of the Company prior to the Closing Date (a "Stockholder Third Party Claim"). As used herein, "Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of the Stockholder or the Company or the breach of any warranty of the Stockholder or the Company contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Stockholder or the Company (or any representative of the Stockholder or the Company) to LAS (or any representative of LAS) and any misrepresentation in or omission from any document furnished to LAS in connection with the Closing, and (ii) any failure of the Stockholder or the Company duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Stockholder or the Company to be performed or observed.

SECTION 9.2.      INDEMNIFICATION BY LAS.

      Notwithstanding the Closing, LAS indemnities and agrees to fully defend, save and hold harmless on an after-tax basis the

Stockholder, the Company (prior to Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Stockholder Indemnified Party"), if a Stockholder Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all LAS Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of LAS or the conduct of the business of LAS prior to the Closing Date (a "LAS Third Party Claim"). As used herein, "LAS Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of LAS or the breach of any warranty of LAS contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by LAS (or any representative of LAS) to the Stockholder (or any representative of the Stockholder) and any misrepresentation in or omission from any document furnished to the Stockholder in connection with the Closing, and (ii) any failure of LAS duly to perform or observe any term, provision, covenant, agreement or condition on the part of LAS to be performed or observed.

SECTION 9.3.      PROCEDURES.

      If (i) any Event of Breach occurs or is alleged and a LAS Indemnified Party asserts that a Stockholder has become obligated to a LAS Indemnified Party pursuant to Section 9.1, or if any Stockholder Third Party Claim is begun, made or instituted as a result of which a Stockholder may become obligated to a LAS Indemnified Party hereunder, or (ii) a LAS Event of Breach occurs or is alleged and a Stockholder Indemnified Party asserts that LAS has become obligated to a Stockholder Indemnified Party pursuant to Section 9.2, or if any LAS Third Party Claim is begun, made or instituted as a result of which LAS may become obligated to a Stockholder Indemnified Party hereunder (for purposes of this Article 9, any LAS Indemnified Party and any Stockholder Indemnified Party is sometimes referred to as an "Indemnified Party" and LAS and the Stockholder are sometimes referred to as an "Indemnifying Party," and any LAS Third Party Claim and any Stockholder Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or his obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this Article 9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at his or its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

SECTION 9.4.      OFFSET.

      In addition to and not in limitation of all rights of offset that an Indemnified Party may have under applicable law, the parties agree that, at any Indemnified Party's option, any or all amounts owing to such Indemnified Party under this Article 9 or any other provision of this Agreement or any other liability of the other parties (or any Affiliate of the other parties) to such Indemnified Party in connection with any of the Documents, may be recovered by the Indemnified Party by an offset against any or all amounts due to such other parties pursuant to this Agreement or the Documents.

SECTION 9.5.      REMEDIES.

      The rights of an Indemnified Party under this Article 9 are in addition to such other rights and remedies which such Indemnified Party may have under this Agreement, applicable law or otherwise.

SECTION 9.6.      DEFINITIONS.

      For purposes of this Article 9 "Costs" shall mean all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorneys, fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this Article 9, the amount of any Cost arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach.

                                  ARTICLE 10.
                                 MISCELLANEOUS

SECTION 10.1.     SURVIVAL OF PROVISIONS.

      (a) The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Section 10.1(b) below. In the event of a breach of any such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date.

      (b) Each of the representations and warranties set forth in Article 2,
Article 3 and Article 4 hereof and in any certificate delivered pursuant to
Article 6 or Article 7 hereof shall survive, and not be affected in any respect by, the Closing for a period terminating on the later of (i) the date three years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representations or warranty or pursuant to Section 9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved, except with respect to the representations and warranties in Sections 2.11 and
3.3 hereof, which shall survive the Closing Date for a period terminating on the later of (y) the date five years after the Closing Date, and (z) with respect to any claims asserted with respect to any breach of such representations or warranties, on the date such claim is finally liquidated or otherwise resolved, and (bb) with respect to any claims asserted with respect to any breach of such representations or warranties, on the date such claim is finally liquidated or otherwise resolved.

SECTION 10.2.     FEES AND EXPENSES.

      Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the party incurring such fees, costs or expenses; provided, however, that if the Closing does not occur and Section 5.6 hereof is breached, then the Stockholder or the Company shall pay to LAS, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by LAS in connection with this Agreement and the transactions contemplated hereby.

SECTION 10.3.     HEADINGS.

      The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

SECTION 10.4.     NOTICES.

      All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or facsimile transmission or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

      If to the Company before the Closing Date:

            Lance Landers
            19236 Interstate 30
            Benton, AR 72015

      with a copy to:

            Dan Moudy, Esq.
            1511 A West Sevier
            Benton, AR 72015

      If to the Company after the Closing Date (in addition to the foregoing addresses):

            Landers Auto Sales, Inc.
            17821 I-30
            Benton, AR 72015
            ATTN: Steve Landers, President
      with a copy to:

            Horne, Hollingsworth & Parker
            401 West Capitol
            Suite 501
            P.O. Box 3363
            Little Rock, Arkansas 62203
            Attn: Garland W. Binns, Jr., Esq.

      If to the Stockholder:

            Lance Landers
            3152 Highway 5
            Benton, AR 72015

      with a copy to:

            Dan Moudy, Esq.
            1511 A West Sevier
            Benton, AR 72015

      If to UAG:

            United Auto Group, Inc.
            375 Park Avenue
            New York, NY 10022
            ATTN:   George Lowrance, Esq.
                    Executive Vice President

      If to LAS:

            Landers Auto Sales, Inc. 17821 I-30
            Benton, AR 72015
            ATTN: Steve Landers, President

      with a copy to:

            Horne, Hollingsworth & Parker 401 West Capitol
            Suite 501
            P.O. Box 3363
            Little Rock, Arkansas 62203
            Attn: Garland W. Binns, Jr., Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

SECTION 10.5.     ASSIGNMENT.

      This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto (and with respect to the Stockholder, the personal representatives and heirs of the Stockholder) and their respective successors and permitted assigns, and the provisions of
Article 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, LAS shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of LAS, but in such event LAS shall remain fully liable for the performance of all of its obligations in the manner prescribed in this Agreement.

SECTION 10.6.     ENTIRE AGREEMENT.

      This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

SECTION 10.7.     WAIVER AND AMENDMENTS.

      The Stockholder and the Company as one Party, and LAS and Sub as the other Party may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

SECTION 10.8.     COUNTERPARTS.

      This Agreement may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

SECTION 10.9.     ACCOUNTING TERMS.

      All accounting terms used herein which are not expressly defined or modified in this Agreement shall have the respective meanings given to them in accordance with GAAP.

SECTION 10.10.    CERTAIN DEFINITIONS.

      For purposes of this Agreement:

      (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue.

      (b) "Best efforts" shall be deemed to not include any obligation on the part of any Person to undertake any liabilities, expend any funds or perform acts (except liabilities, expenditures or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such Person; provided, however, that notwithstanding the foregoing, the term "best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in connection with such obligation or the transactions contemplated hereby.

      (c) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

      (d) "GAAP" shall mean generally accepted accounting principles which, for purposes of Sections 1.3 and 1.4 hereof, are in effect in the United States on the Closing Date.

      (e) "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditional and installment sale agreements, encumbrances or charges of any kind.

      (f) "Material Adverse Effect" shall mean any change in, or effect on, the Person specified (including the businesses thereof) which is, or might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of such Person.

      (g) "Person" shall mean and include an individual, corporation, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

SECTION 10.11.    SCHEDULES.

      Disclosure of any matter in any Schedule hereto or in the financial statements shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement.

SECTION 10.12.    SEVERABILITY.

      If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

SECTION 10.13.    REMEDIES.

      None of the remedies provided for in this Agreement, including termination of this Agreement as set forth in Article 8, indemnification as set forth in Article 9, the payment of certain fees, costs and expenses as set forth in Section 10.2 or specific performance as set forth in this Section 10.13, shall be the exclusive remedy of either party for a breach of this Agreement. The parties hereto shall have the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

SECTION 10.14.    GOVERNING LAW.

      This Agreement shall be governed and construed in accordance with the laws of the state of Arkansas.

SECTION 10.15.    TIME OF THE ESSENCE.

      Time is of the essence with respect to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 UNITED AUTO GROUP, INC.



                                 By:  /s/ George Lowrance
                                    ----------------------------------
                                 Title:  Executive Vice President
                                       -------------------------------

                                 LANDERS AUTO SALES, INC.



                                 By:  /s/ Steve Landers
                                    ------------------------------
                                 Title: President
                                       ---------------------------


                                 LANDERS UNITED AUTO SALES NO. 4, INC.



                                   /s/ Steve Landers
                                 ---------------------------------
                                 By:   Steve Landers
                                       President



                                 LANDERS BUICK PONTIAC, INC.



                                   /s/ Lance Landers
                                 ---------------------------------
                                 By:   Lance Landers
                                       President



                                 THE STOCKHOLDER:



                                 /s/ Lance Landers
                                 ---------------------------------
                                 Lance Landers

                                AMENDMENT NO. 1
                                      TO
                           STOCK PURCHASE AGREEMENT

      This Amendment No. 1 to the Stock Purchase Agreement dated as of January 8, 1997 by and between United Auto Group, Inc., a Delaware corporation ("UAG"), Landers Auto Sales, Inc., an Arkansas corporation, Landers United Auto Group No. 4, Inc., an Arkansas corporation, Landers Buick Pontiac, Inc., an Arkansas corporation and Lance Landers, an individual resident of the state of Arkansas ("Stockholder").

      Whereas it is the intent of the parties to reduce the consideration to be paid to the Stockholder by eliminating the shares of UAG which would have been issued to Stockholder at the Closing.

      NOW, THEREFORE, in consideration and the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree to amend
Section 1.1 of the Stock Purchase Agreement to read as follows:

      SECTION 1.1 PURCHASE AND SALE OF THE SHARES.

            (a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholder shall sell to Sub, and Sub shall purchase from the Stockholder, all right and title to the "Landers" name in connection with the sale of motor vehicles, automotive parts and accessories and the Shares for an aggregate purchase price (the "Purchase Price") equal to Two Million Eight Hundred Thousand Dollars ($2,800,000)(the "Base Price"), which Base Price is subject to adjustment after Closing as provided in Section 1.2 below. Stockholder shall be entitled to any earnings, but shall also be responsible for payment to Sub for any losses between October 31, 1996 and the Closing. At the Closing referred to in Section 1.1(b) hereof:

            (i) the Stockholder shall sell, assign, transfer and deliver to Sub the Shares representing 100% of the outstanding Company Common Stock and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

            (ii) Sub shall accept and purchase the Shares from the Stockholder and in payment therefor shall deliver to the Stockholder immediately available funds in an aggregate amount equal to the Base Price by wire transfer to an account designated in writing by the Stockholder or by certified funds.

            (b) Closing. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Horne, Hollingsworth & Parker, 401 W. Capitol Avenue, Suite 501, Little Rock, Arkansas, 72201, or such other location as the parties shall agree upon, at 10:00 a.m. as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived but no later than June 30, 1997. The date on which the Closing is to occur is herein referred to as the "Closing Date".

            (c) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

            (i) The Stockholder shall deliver to Sub (A) certificates representing the Shares bearing the restrictive legend customary placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by Section 1.1(a)(i) hereof, and any other documents that are necessary to transfer to Sub good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Stockholder at or prior to the Closing or otherwise required in connection herewith;

            (ii) Sub shall pay and deliver to the Stockholder (A) funds as required by Section 1.1(a)(ii) hereof, and (B) all certificates and other instruments and documents required to be delivered by LAS at or prior to the Closing or otherwise required in connection herewith;

            (iii) Landers, Sub and Company shall enter into a lease for the real property used in the business of the Company in a form mutually acceptable to the parties (the "Lease") and UAG and LAS shall guarantee collection by Stockholder of the payment of the obligations thereunder. LAS shall cause and be responsible for completion of the building known as the "Buick-Pontiac Building." The Lease shall be a triple net lease and be for a twenty (20) year term commencing on the Closing Date. The initial lease rate for the Lease shall be $276,000 per year (the "Base Rate"), payable monthly, and on the third anniversary of the Closing Date shall increase to an amount equal to the Base Rate plus an amount equal to a percentage of the Base Rate, which percentage shall be the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor between the Closing Date and the Third Anniversary with similar increases every two years thereafter during the term of the Lease.

            (iv) Landers shall enter into a noncompetition agreement with Sub and Company agreeing to not compete in the sale of new motor vehicles within the state of Arkansas for a period of five years following the Closing Date; and

            (v)     Landers,   Sub  and   Company   shall  cause  the  pending
            litigation styled Landers Auto Sales, Inc. v. Landers Buick Pontiac, Inc., Saline County Chancery Court Case No. E 95-1241-3 to be dismissed with prejudice.

      The remaining portions of the Stock Purchase Agreement shall remain in full force and effect.

      This Amendment No. 1 dated this 9th day of April, 1997.

                                 UNITED AUTO GROUP, INC.



                                    By: /s/
                                       ----------------------------------
                                    Title:  Vice President



                                 LANDERS AUTO SALES, INC.



                                   /s/ Steve Landers
                                 ----------------------------------------
                                 By:   Steve Landers
                                       President



                                 LANDERS UNITED AUTO SALES NO. 4, INC.



                                   /s/ Steve Landers
                                 ----------------------------------------
                                 By:   Steve Landers
                                       President



                                 LANDERS BUICK PONTIAC, INC.



                                   /s/ Lance Landers
                                 ----------------------------------------
                                 By:   Lance Landers
                                       President

                                 THE STOCKHOLDER:



                                 /s/ Lance Landers
                                 ----------------------------------------
                                 Lance Landers